Exhibit 8.1

Company	Jurisdiction	Ownership interest
Companies consolidated on a line-by-line basis
In.co. S.p.A.	Italy	100%
Lanificio Ermenegildo Zegna e Figli S.p.A.	Italy	100%
Ezi S.p.A.	Italy	100%
EZ Service S.r.l.	Italy	100%
Bonotto S.p.A.	Italy	60%
Cappellificio Cervo S.r.l.	Italy	51%
Thom Browne Services Italy S.r.l.	Italy	92%
Thom Browne Retail Italy S.r.l.	Italy	92%
Gruppo Dondi S.p.A.	Italy	65%
Tessitura Ubertino S.r.l.	Italy	60%
Tizeta S.r.l.	Italy	100%
Tom Ford Distribution S.r.l.	Italy	100%
Ermenegildo Zegna Australia PTY LTD	Australia	100%
Ermenegildo Zegna H.m.b.H.	Austria	100%
Ezesa Brasil Participacoes LTDA	Brazil	100%
Ermenegildo Zegna Canada Inc.	Canada	100%
Thom Browne Canada	Canada	92%
EZ CA Holding Corp.	Canada	100%
Thom Browne (China) Co., Ltd.	China	92%
Ermenegildo Zegna (China) Co., LTD	China	100%
Zegna (China) Enterprise Management Co., Ltd.	China	100%
Tom Ford Clothing Retail Shanghai Company Limited	China	100%
Ermenegildo Zegna Czech S.r.o.	Czech Republic	100%
EZ US Holding Inc.	Delaware, United States	100%
Thom Browne Inc.	Delaware, United States	92%
Tom Ford International LLC	Delaware, United States	100%
Ermenegildo Zegna Denmark ApS	Denmark	100%
Fantasia (London) Limited	England and Wales	100%
Thom Browne UK Limited	England and Wales	92%
Tom Ford Showroom Limited	England and Wales	100%
Tom Ford Retail UK Limited	England and Wales	100%
Tom Ford Studio Limited	England and Wales	100%
T. F Property Ltd	England and Wales	100%
Société de Textiles Astrum France S.à.r.l.	France	100%
Thom Browne France Services	France	92%
Thom Browne Eyewear France SAS	France	92%
Ermenegildo Zegna GmbH	Germany	100%
E.Zegna Attica Single Member Societé Anonyme	Greece	100%
Ermenegildo Zegna Hong Kong LTD	Hong Kong	100%
Ermenegildo Zegna (Macau) LTD	Hong Kong	100%
E.Z. Trading (Hong Kong) LTD	Hong Kong	100%

Company	Jurisdiction	Ownership interest
Thom Browne (Macau) Limited	Hong Kong	92%
Thom Browne Hong Kong Limited	Hong Kong	92%
Tom Ford Retail Hong Kong Limited	Hong Kong	100%
Tom Ford Hong Kong Limited	Hong Kong	100%
Tom Ford Retail Macau Limited	Hong Kong	100%
Zegna South Asia Private LTD	India	51%
Thom Browne Japan Inc.	Japan	92%
Zegna Japan Co., LTD	Japan	100%
Tom Ford Retail Japan GK (Godo Kaisha)	Japan	100%
Thom Browne Korea Ltd.	Korea	92%
Tom Ford Retail Korea (Yuhan Hoesa)	Korea	100%
Ermenegildo Zegna Korea Co.Ltd.	Korea	100%
Ermenegildo Zegna Malaysia Sdn. Bhd.	Malaysia	100%
Ermenegildo Zegna S.A. de C.V.	Mexico	100%
Ermenegildo Zegna Monaco Sarl	Monaco	100%
Ermenegildo Zegna Maroc S.A.R.L.A.U.	Morocco	100%
Ermenegildo Zegna Corporation	New York, United States	100%
Tom Ford Retail LLC	New York, United States	100%
E. Z. New Zealand LTD	New Zealand	100%
Ezeti Portugal. S.A.	Portugal	100%
Ermenegildo Zegna Far-East Pte LTD	Singapore	100%
Ermenegildo Zegna Madrid S.A.	Spain	100%
Ezeti S.L.	Spain	100%
Italco S.A.	Spain	100%
Consitex S.A.	Switzerland	100%
Co.Ti. Service S.A.	Switzerland	100%
Thom Browne Trading SA	Switzerland	92%
Thom Browne Eyewear (T.B.E.) SA	Switzerland	92%
Tom Ford Switzerland Sagl	Switzerland	100%
E. Z. Thai Holding Ltd	Thailand	49%
The Italian Fashion Co. LTD	Thailand	65%
Ermenegildo Zegna Giyim Sanayi ve Tic. A.S.	Turkey	100%
ISMACO TEKSTİL LİMİTED ŞİRKETİ	Turkey	100%
Ermenegildo Zegna Vietnam LLC	Vietnam	90%
Zegna Gulf Trading LLC	United Arab Emirates	49%
Zegna for Retail of Readymade and Novelty Clothes W.L.L.	Kuwait	49%
Zegna Consitex Arabia for Trading LLC	Kingdom of Saudi Arabia	70%

Investments valued using the equity method of accounting
Filati Biagioli Modesto S.r.l.	Italy	45%
Norda Run Inc	Canada	25%

Company	Jurisdiction	Ownership interest
Luigi Fedeli e Figlio S.r.l.	Italy	15%

Investments at fair value
Acquedotto Piancone S.r.l.	Italy	67%
Pettinatura di Verrone S.r.l.	Italy	15%
Sharmoon.EZ.Garments Co. Ltd	China	5%
F2 S.r.l.	Italy	29%
Consorzio Re.Crea	Italy	15.41%